UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 7, 2007

MQ ASSOCIATES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	333-101399	52-2148018
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3480 Preston Ridge Road

Suite 600

Alpharetta, Georgia 30022

(Address of Principal Executive Office, including Zip Code)

(770) 300-0101

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02                                       Results of Operations and Financial Condition.

On November 7, 2007, MedQuest issued a press release discussing its results for the third quarter 2007.

A copy of the press release is attached as Exhibit 99.1 to this Current report on Form 8-K and is incorporated by reference herein.

ITEM 9.01             Financial Statements and Exhibits.

(c)           Exhibits.

Number	Description of Exhibit
99.1	Press release dated November 7, 2007.

* * * * *

This Current Report on Form 8-K contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements include, without limitation, statements regarding MedQuest’s future growth and profitability, growth strategy and trends in the industry in which it operates.  These forward-looking statements are based on MedQuest’s current expectations and are subject to a number of risks, uncertainties and assumptions.  MedQuest can give no assurance that such forward-looking statements will prove to be correct.  Among the most important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are our previously announced merger agreement with Novant Health, Inc., general economic and business conditions, the effect of healthcare industry trends on third-party reimbursement rates and demand for MedQuest’s services, limitations and delays in reimbursement by third-party payors, changes in governmental regulations that affect MedQuest’s ability to do business, actions of its competitors, introduction of new technologies, risks associated with its acquisition strategy and integration costs, and the additional risk factors set forth under Item 1A. “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2006, as well as other periodic reports filed with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MQ ASSOCIATES, INC.

Dated: November 7, 2007

	By:	/s/ Todd E. Andrews
Name: Todd E. Andrews
Title: Chief Financial Officer

EXHIBIT INDEX

Number	Description of Exhibit
99.1	Press release dated November 7, 2007.